UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2016

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1225 Seventeenth Street, Suite 1000, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 635-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, the Board of Directors of The WhiteWave Foods Company elected Anthony (Tony) J. Magro to the Board, effective January 15, 2016. Mr. Magro will serve as a Class I director with a term expiring at WhiteWave’s 2016 annual meeting of stockholders. No determination has been made as to the committees on which Mr. Magro will serve.

Mr. Magro, age 61, is a Senior Advisor of Evercore, an independent investment banking advisory firm, where he was Senior Managing Director, Corporate Advisory from 2011 to 2015. Prior to this role, he held various positions with Bank of America Merrill Lynch from 2001 to 2011, including Vice Chairman of Global Investment Banking from 2009 to 2011, and Group Head & Managing Director of Global Investment Banking for Banc of America Securities from 2001 to 2009. Mr. Magro also headed the Merger & Acquisition Group of Bear, Stearns & Co., and worked in mergers and acquisitions at Kidder, Peabody & Co., and Dillon, Read & Co. from 1980 to 2001.

The Board expanded its size from seven to eight directors effective January 15, 2016 and appointed Mr. Magro to fill the resulting vacancy.

The press release issued by WhiteWave on January 15, 2016 announcing this appointment is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99 – Press release dated January 15, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

January 15, 2016	By:	/s/ Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release dated January 15, 2016